QUERYOBJECT SYSTEMS CORPORATION                                    EXHIBIT  11.1

COMPUTATION OF NET LOSS PER SHARE
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Year Ended December 31, 1998
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Common Stock            5,110,605   01/01/98     12/31/98    364    5,110,605
                            1,875   01/14/98     12/31/98    351        1,803
                            2,118   01/15/98     12/31/98    350        2,031
                            4,584   02/12/98     12/31/98    322        4,044
                              625   02/27/98     12/31/98    307          526
                              365   03/18/98     12/31/98    288          288
                            1,250   06/05/98     12/31/98    209          716
                            1,563   11/16/98     12/31/98     45          192
                        ---------                                ------------
At December 31, 1998    5,122,985                                   5,120,205
                        ---------                                ------------
Net loss before effect of beneficial conversion
  feature of convertible preferred stock                          $(7,294,032)

Effect of beneficial conversion feature of
  convertible preferred stock                                      (2,251,438)
                                                                 ------------

Net loss available to common stockholders                         $(9,545,470)
                                                                 =============

NET LOSS PER SHARE BEFORE EXTRAORDINARY ITEM                      $     (1.86)

EXTRAORDINARY ITEM                                                      -
                                                                 ------------

BASIC AND DILUTED NET LOSS PER COMMON SHARE                       $     (1.86)
                                                                 =============

Year Ended December 31, 1997
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Common Stock            863,589     01/01/97     12/31/97   364      863,589
  ABC & D             1,590,121     01/01/97     12/31/97   364    1,590,121
  Accreted Dividends    107,192     various      11/21/97   163       47,854
                          1,250     01/24/97     12/31/97   341        1,171
                          8,007     02/03/97     12/31/97   331        7,281
                            313     02/03/97     12/31/97   331          285
                          2,778     02/21/97     12/31/97   313        2,389
                          6,267     05/16/97     12/31/97   229        3,943
                         13,282     06/30/97     12/31/97   184        6,714
                          6,250     08/01/97     12/31/97   152        2,610
                            521     10/15/97     12/31/97    77          110
  IPO & Warrant
     excercise        2,517,500     11/21/97     12/31/97    40      276,648
                            903     12/15/97     12/31/97    16           40
  Retirement             (7,368)    12/20/97     12/31/97    11         (223)
                      ---------                                  -----------
At December 31, 1997  5,110,605                                    2,802,532
                      ---------                                  -----------

Net Loss per share before extraordinary item                    $ (8,933,990)

Extraordinary loss from early extinguishment of debt              (1,629,494)
                                                                 -----------

Net loss available to common stockholders                       $(10,563,484)
                                                                 ===========

NET LOSS PER SHARE BEFORE EXTRAORDINARY ITEM                    $      (3.19)

EXTRAORDINARY ITEM                                                     (0.58)
                                                                 -----------

BASIC AND DILUTED NET LOSS PER COMMON SHARE                     $      (3.77)
                                                                 ===========